UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 9, 2014

JPMorgan China Region Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	811-06686; 005-49095	22-3178023
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Beacon Street, 18th Fl., Boston, MA	02108
(Address of Principal Executive Offices)	(Zip Code)

(800) 441-9800

Registrant’s Telephone Number, Including Area Code

JPMorgan China Region Fund, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item to be Included in this Report

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On September 4, 2014, the Board of Directors of the JPMorgan China Region Fund, Inc. (the “Fund”) appointed Mr. Neil Martin, age 42 years, as its new Chief Operating Officer (“COO”) and Treasurer effective September 4, 2014. Mr. Martin is an employee of JPMorgan Asset Management (“JPMAM”) and currently serves as Head of Infrastructure of JPMAM Investment Trusts in London. Mr. Martin’s appointment as the COO and Treasurer was based on a recommendation to the Board from Mr. Simon Crinage, the President and a Director of the Fund. Mr. Martin will succeed Mr. Michael James, who has served as COO and Treasurer of the Fund since 2006. Mr. James, also an employee of JPMAM, will work closely with Mr. Martin to ensure a seamless transition.

There are no family relationships between Mr. Martin and any director, executive officer or person nominated or chosen by the Fund to become a director or executive officer of the Fund within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). The Fund has not engaged in any transaction in which Mr. Martin had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Under the terms of the appointment, Mr. Martin will not receive any additional compensation above his normal salary from JPMAM.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan China Region Fund, Inc.

By: /s/ Lucy Dina
Date: September 9, 2014	Name: Lucy Dina
Secretary